UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2010

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 3, 2010, The First Marblehead Corporation (the “Corporation”) entered into a Second Amendment to Lease (the “Second Amendment”) to the Commercial Lease dated August 13, 2004 (the “Original Lease”), as amended by the Amendment of Lease dated August 31, 2007 (the “First Amendment” and together with the Original Lease and the Second Amendment, the “Lease”), between the Corporation and Cabot Road Owner — VEF VI, LLC (the “Landlord”) for the rental of office space located at One Cabot Road, Medford, Massachusetts 02155.

Pursuant to the Second Amendment, effective as of July 1, 2010 (the “Effective Date”), the Corporation reduced its leased space by approximately 16,640 square feet, to total leased space of approximately 136,496 square feet.  Effective as of March 31, 2011, the Corporation will further reduce its leased space by approximately 43,130 square feet (the “Additional Reduced Space”), to total leased space of approximately 93,366 square feet.

The Corporation and the Landlord also agreed to extend the term of the Lease to March 31, 2017.  Prior to the Second Amendment, the term of the Lease had been scheduled to expire on March 31, 2012. The Corporation has an option to extend the term of the Lease for an additional five years.

Pursuant to the Second Amendment, the basic rent under the Lease will:

•      decrease from $2.9 million to $2.6 million for the fiscal year ending June 30, 2011; and

•      decrease from $2.2 million to $1.5 million for the period from July 1, 2011 through March 31, 2012.

The basic rent will be $513,513 for the period from April 1, 2012 through June 30, 2012, $2.1 million, $2.1 million, $2.2 million and $2.2 million for the fiscal years ending June 30, 2013, 2014, 2015 and 2016, respectively, and $1.8 million for the period from July 1, 2016 to March 31, 2017.

In addition to basic rent, the Corporation is responsible for costs and charges specified in the Lease, including certain operating expenses and real estate taxes.

The Landlord has agreed to use reasonable efforts to re-lease the Additional Reduced Space to a third party prior to March 31, 2011.  If the Landlord re-leases any or all of the Additional Reduced Space prior to March 31, 2011, the Landlord may expedite the Corporation’s release of the Additional Reduced Space upon 30 days written notice, and the Corporation’s monthly rent will be reduced to reflect the reduction in its total leased space for the period from the date of execution of the third party lease through March 31, 2011.

The foregoing summary of the Lease is subject to, and qualified in its entirety by, (i) the Second Amendment filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference and (ii) the Original Lease and the First Amendment filed as Exhibit 10.28 to the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 3, 2009 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1                           Second Amendment to Lease between The First Marblehead Corporation and Cabot Road Owner — VEF VI, LLC dated as of November 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: November 5, 2010	By:	/s/ Kenneth Klipper
Kenneth Klipper
Managing Director, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amendment to Lease between The First Marblehead Corporation and Cabot Road Owner — VEF VI, LLC dated as of November 3, 2010.